                                                                   EXHIBIT 10.10

                   AGREEMENT RESTRICTING TRANSFER OF ASSETS

    THIS AGREEMENT RESTRICTING TRANSFER OF ASSETS ("Agreement") is made by and among Creative Computers, Inc., a California corporation ("Borrower") whose principal place of business is 2555 W. 190th Street, Torrance, CA 90504, uBid, Inc. ("Affiliate") whose principal place of business is 2525 Busse Road, Elk Grove, IL 60007, and Deutsche Financial Services Corporation ("DFS") with an office located at 2401 East Katella Avenue, Suite 400, Anaheim, CA 92803.

    WHEREAS, DFS has filed financing statements pursuant to the Uniform Commercial Code against Borrower;

    WHEREAS, DFS has or may, in its sole discretion, lend monies or grant financial accommodations to Borrower;

    WHEREAS, Affiliate is an affiliate corporation of Borrower through common ownership;

    WHEREAS, DFS will not continue to extend financial accommodations to Borrower unless each of Borrower and Affiliate agrees not to make certain transfers of their respective assets which might impair the effectiveness or enforceability of Borrower's agreements with DFS;

    NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

    1. Each of Borrower and Affiliate will maintain books, ledgers, accounts and records on its respective assets which fairly reflect the ownership and location of such assets and which fairly present the financial condition of each such entity in accordance with generally accepted accounting principles.

    2. Each of Borrower and Affiliate will segregate all of its inventory and equipment from the like assets of the other.

    3. Each of Borrower and Affiliate will maintain control over all of its inventory and equipment and will not allow the other, or any other entity or person except in the ordinary course of business, to maintain control over such assets.

    4. Each of Borrower and Affiliate agrees not to transfer to the other any of its assets, other than sales of inventory in the ordinary course of business and consignments of inventory within the limitations set forth in the following sentence. Borrower may consign inventory to Affiliate in the ordinary course of their business which in no event shall exceed at any time $500,000. All sales of inventory between Borrower and Affiliate shall provide for payment not later than thirty (30) days from the date of the sale of such inventory. Affiliate agrees to pay DFS directly, upon notice, for any such inventory purchases, without set off or deduction of any kind, which Affiliate hereby waives. Borrower agrees that any such payment directly to DFS shall constitute payment to Borrower for the corresponding obligation. In connection with such consignment arrangement, Borrower and Affiliate agree to execute such other and further documents and agreements, including but not limited to consignment Uniform Commercial Code financing statements, in such form as are acceptable to DFS, so as to ensure DFS' continuing first priority, perfected security interests in such assets and all proceeds thereof.

    5. Each of Borrower and Affiliate agrees not to form any partnership or joint venture with the other, or any other person or entity without DFS' prior written consent.

    6. Borrower agrees not to form, assume, purchase or otherwise create any legally or financially separate entity or subsidiary without DFS' prior written consent. Affiliate shall provide DFS with forty-five (45) days prior written notice of the formation, assumption, purchase or other creation of any legally or financially separate entity or subsidiary.

    7. This Agreement may not be amended, modified or altered in any way except by written agreement of all the parties hereto.

    8. DFS may rely on this Agreement in extending or continuing to extend financial accommodations to Borrower; each of Borrower and Affiliate, however, agrees that nothing in this Agreement binds DFS to extend or to continue to extend any financial accommodations to Borrower.

    9. Any breach of any term hereunder shall constitute a default under the agreements of Borrower with DFS, (specifically Section 10(I) of that certain Business Credit and Security Agreement between DFS and Borrower dated as of October 14, 1997), and, accordingly, after expiration of the 10 day period therein for the cure of such default, DFS will be entitled to: (a) terminate any and all financial dealings, accommodations and agreements between DFS and Borrower; (b) declare all or any amounts due to DFS from Borrower under any and all agreements immediately due and payable; (c) exercise any and all other rights accorded it by any agreement and/or law.

    10. DFS' failure at any time to require strict compliance and performance by Borrower or Affiliate with the terms herein shall not waive, affect or diminish any right of DFS under this Agreement or any other agreement nor shall it waive, affect or diminish any right of DFS thereafter to demand strict compliance and performance by Borrower or Affiliate with any of all terms hereunder.

    11. Notwithstanding anything herein to the contrary, this Agreement shall become effective upon the effective date of the "IPO" of Affiliate as defined in that certain letter agreement of even date among DFS, Borrower and Affiliate, and shall terminate upon the effective date of the "Spin-off" (as that term is defined in such letter agreement); provided, however, that such termination will not terminate the obligations hereunder arising prior to the effective date of such termination.

    IN WITNESS WHEREOF, the duly authorized representatives of each of the parties have executed this Agreement as of the 23 day of September, 1998.
                                               --        ---------

                                         Creative Computers, Inc., a California
                                           corporation

ATTEST:

        /s/ SAM KHULUSI                  By:          /s/ TED SANDERS
----------------------------------          ------------------------------------
Secretary                                Title:             C.F.O.
                                               ---------------------------------

ATTEST:                                  uBid, Inc.

        /s/ FRANK KHULUSI                By:          /s/ TED SANDERS
----------------------------------          ------------------------------------
Secretary                                Title:             C.F.O.
                                               ---------------------------------

                                   Deutsche Financial Services Corporation


                                   By: /s/ ROBERT C. DUNCAN
                                       -----------------------------------
                                   Title: /s/ Sr. Regional Vice President
                                          --------------------------------

                           CREATIVE COMPUTERS, INC.
                            2555 West 190th Street
                              Torrance, CA 90504

                              September 23, 1998

By Telefacsimile

Deutsche Financial Services Corporation
2401 East Katella Avenue, Suite 400
Anaheim, CA 92803-4850
Attention: Regional Vice President

Deutsche Financial Services Corporation
655 Maryville Centre Drive
St. Louis, M0 63141-5832
Attention: General Counsel

     Re:  Creative Computers, Inc.

Ladies and Gentlemen:

     Reference is made to that certain Business Credit and Security Agreement dated as of October 14, 1997 (as amended, modified or supplemented prior to the date hereof, the "Credit Agreement") between Creative Computers, Inc., a California corporation ("Creative Computers") and Deutsche Financial Services Corporation ("Deutsche"). Capitalized terms used herein without definition have the meanings assigned thereto in the Credit Agreement.

     The purpose of this letter is to request the consent of Deutsche to a disposition by Creative Computers of its entire interest in uBid, Inc. ("uBid"), an indirect wholly-owned subsidiary of Creative Computers. The proposed transaction consists of an initial public offering (the "IPO") of approximately twenty percent (20%) of the issued and outstanding common stock of uBid. Within one year after the effectiveness of the IPO, Creative Computers intends to consummate a tax-free spin-off of the remaining shares of uBid to the shareholders of Creative Computers (the "Spin-Off"). The IPO and the Spin-Off are collectively referred to herein as the "Transaction".

     We hereby request Deutsche's consent to the Transaction and Deutsche's waiver or consent under the following terms of the Credit Agreement:

     . Section 9.2.1 of the Credit Agreement provides in pertinent part that "Borrower will not, and will not permit any Subsidiary to, change its manner of organization, enter into any mergers, consolidations, reorganizations or recapitalizations without DFS' prior written consent other than as contemplated herein which consent shall not be unreasonably withheld."

                           CREATIVE COMPUTERS, INC.

Deutsche Financial Services Corporation
September 23, 1998
Page Two

     . Section 9.2.2 of the Credit Agreement provides that "Except in the ordinary course of business, or except as consented to in writing by DFS, Borrower and the Subsidiaries will not sell, transfer, lease (including sale-leaseback) or otherwise dispose of all or any substantial part of their assets."

     . Section 9.2.8 of the Credit Agreement provides that "Borrower will not declare or pay any dividends upon its capital stock without DFS' prior written consent. It is presently expected that the Spin-Off will be consummated through a dividend to shareholders of Creative Computers.

     . Section 6.4 of the Credit Agreement requires that all Subsidiaries of Creative Computers execute and deliver collateralized guaranties of the Obligations, secured by a first priority, perfected security interest in the assets described therein. We request that the collateralized guaranty executed by uBid be released concurrently with the effectiveness of the IPO, and that any collateral pledged by uBid be released at such time.

     . The Credit Agreement contains certain restrictions applicable to the Subsidiaries, and provides that Creative Computers shall cause its Subsidiaries to take certain actions and to refrain from taking certain other actions. We request that from and after the effective time of the IPO, uBid no longer be considered a "Subsidiary" for purposes of the Credit Agreement, except that from the effective time of the IPO to the consummation of the Spin-Off, uBid shall continue to be considered a "Subsidiary" for purposes of Sections 9.1.5, 9.1.7, 9.1.8, 9.1.9, 9.1.10, 9.1.12, 9.2.1, 9.2.4, 9.2.5, 9.2.13, 9.2.16 and 9.3 of the
        Credit Agreement.

     Please evidence your consent to the Transaction, and specifically consent to the matters identified above, by signing a counterpart of this letter in the space provided therefor below and returning a countersigned copy to Creative Computers by telecopy to (310) 222-5807.

                                         Very truly yours,

                                         CREATIVE COMPUTERS, INC., a
                                         California corporation

                                         By:        /s/ T.R. SANDERS JR.
                                            ------------------------------------
                                         Name:          T.R. SANDERS JR.
                                              ----------------------------------
                                         Title:             C.F.O.
                                               ---------------------------------

CREATIVE COMPUTERS, INC.


Deutsche Financial Services Corporation
September 23, 1998
Page three



We hereby consent to the Transaction
(and consent to the matters identified above) this 23 day of September, 1998

DEUTSCHE FINANCIAL SERVICES
CORPORATION


By: /s/ ROBERT C. DUNCAN
   -------------------------------
Name: Robert C. Duncan
     -----------------------------
Title: Sr. Regional Vice President
      ----------------------------